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                                                                 Exhibit 99

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                              September 30, 1996



Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 1996:


             Net Loss                                           $    (207,000)
             Add: Amortization expense                                 23,000
                   Depreciation expense                               393,000
             Less: Cash to reserves                                  (159,000)
                                                                -------------
             Cash Available for Distribution                    $      50,000
                                                                =============

             Distributions allocated to Limited Partners        $      50,000
                                                                =============


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1996:


              Entity Receiving              Form of
               Compensation               Compensation                    Amount

              General Partners            Interest in Cash
                                           Available for Distribution   $    -

              Winthrop Management         Property Management Fee       $ 85,000



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